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                                                                     EXHIBIT 8.1

                      GRUPO IUSACELL CELULAR, S.A. DE C.V.

                              LIST OF SUBSIDIARIES

                                                              % DIRECT AND        % DIRECT AND
                                            COUNTRY OF     INDIRECT ECONOMIC    INDIRECT VOTING
              SUBSIDIARY                  INCORPORATION         INTEREST            INTEREST
              ----------                  -------------    -----------------    ---------------
 SOS Telecomunicaciones, S.A. de C.V.         Mexico             100.0                100.0
 Comunicaciones Celulares de
  Occidente,
  S.A. de C.V.(1)                             Mexico             100.0                100.0
 Sistemas Telefonicos Portatiles
  Celulares, S.A. de C.V.                     Mexico             100.0                100.0
 Telecomunicaciones del Golfo,
  S.A. de C.V.                                Mexico             100.0                100.0
 Iusacell, S.A. de C.V.                       Mexico             100.0                100.0
 Sistecel, S.A. de C.V                        Mexico             100.0                100.0
 Iusatel, S.A. de C.V.                        Mexico              94.9                 49.0
 Iusatel USA, Inc.(2)                     United States           94.9                 49.0
 Iusatelecomunicaciones, S.A. de C.V.         Mexico              94.9                 49.0
 Grupo Iusacell Nicaragua, S.A.             Nicaragua            100.0                100.0
 Punto-a-Punto Iusacell, S.A. de C.V.         Mexico              94.9                 49.0
 Infotelecom, S.A. de C.V.                    Mexico              49.0                 49.0
 Inmobiliaria Montes Urales 460,
  S.A. de C.V.                                Mexico             100.0                100.0
 Iusanet, S.A. de C.V.                        Mexico             100.0                100.0
 Editorial Celular, S.A. de C.V.              Mexico              40.0                 40.0
 Grupo Portatel, S.A. de C.V.                 Mexico             100.0                100.0
 Portatel del Sureste, S.A. de C.V.(3)        Mexico             100.0                100.0
 Mexican Cellular Investment, Inc.        United States          100.0                100.0


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(1)  Held through Mexican Cellular Investment, Inc.

(2)  Held through Iusatel, S.A. de C.V.

(3)  Held through Grupo Portatel, S.A. de C.V.